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Item 77M - Scudder Variable Series I: Growth & Income Portfolio

Registrant incorporates by reference the Proxy Statement of Scudder Variable Series II dated April
2005, filed on March 18, 2005 (Accession No. 0001193125-05-054594).

Shareholder Meeting Results:

A Special Meeting of Shareholders of Scudder Variable Series II: Focus Value+Growth Portfolio
("Focus Value+Growth Portfolio") was held on April 20, 2005.  The following matter was voted upon by the shareholders of said fund (the resulting votes are presented below):

1.  To approve an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all of the assets of Focus Value+Growth Portfolio to Scudder Variable
Series I: Growth and Income Portfolio ("Growth and Income Portfolio"), in exchange for shares of
Growth and Income Portfolio and the assumption by Growth and Income Portfolio of all liabilities of Focus Value+Growth Portfolio, and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of Focus Value+Growth Portfolio in complete liquidation of Focus Value+Growth Portfolio.

Affirmative 		Against 		Abstain
8,729,330.141		281,677.191		565,484.229



Item 77M - Scudder Variable Series I: Capital Growth Portfolio

Registrant incorporates by reference the Proxy Statement of Scudder Variable Series II dated April
2005, filed on March 18, 2005 (Accession No. 0001193125-05-054593).

Shareholder Meeting Results:

A Special Meeting of Shareholders of Scudder Variable Series II: SVS Eagle Focused Large Cap
Growth Portfolio and Scudder Variable Series II: Scudder Growth Portfolio (collectively, the
"Merged Portfolios") was held on April 20, 2005.  The following matter was voted upon by the shareholders of said portfolios (the resulting votes are presented below):

1.  To approve an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all of the assets of the Merged Portfolios to Scudder Variable Series I:
Capital Growth Portfolio ("Capital Growth Portfolio"), in exchange for shares of Capital Growth
Portfolio and the assumption by Capital Growth Portfolio of all liabilities of the Merged Portfolios, and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of the Merged Portfolios in complete liquidation of the Merged Portfolios.

Scudder Variable Series II: SVS Eagle Focused Large Cap Growth Portfolio

Affirmative 		Against 		Abstain
12,721,772.957		259,066.228		790,220.700

Scudder Variable Series II: Scudder Growth Portfolio

Affirmative 		Against 		Abstain
13,604,804.126		778,293.351		1,039,083.106

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